UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2024
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Willow Tree Capital Corporation
(Exact name of Registrant as Specified in Its Charter)
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Maryland	814-01698	93-2706372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue 29th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 218-1090
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 - Unregistered Sales of Equity Securities.

On December 23, 2024, Willow Tree Capital Corporation (the “Company”) issued and sold approximately 3,196,931 common shares of beneficial interest (the “Shares”) of the Company for an aggregate offering price of $50.0 million. Following such sale of Shares, out of an aggregate of approximately $470.4 million of capital commitments, the Company has drawn approximately $233.9 million.

The sale of the Shares described was made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase the Shares up to the amount of its capital commitment on an as-needed basis.

The issuance and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Item 8.01 - Other Information.

Willow Tree Capital Corporation (the “Company”) has been established to seek attractive risk-adjusted returns by investing primarily in floating rate middle market senior secured loans with the objective of generating current income as well as attractive long-term returns for our shareholders. On November 8, 2024, the Company elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. In addition, on November 8, 2024, the Company entered into an investment management agreement, pursuant to which Willow Tree Capital Corp Advisors LLC (the “Adviser”) now serves as the external manager of the Company. The Adviser is an indirect majority owned subsidiary of Willow Tree Credit Partners LP (“Willow Tree”), which was formed in 2017 by industry veteran Timothy Lower. The Company’s investment objectives are to maximize the total return to its shareholders in the form of current income and capital appreciation. To achieve its investment objective, the Company intends to leverage the Adviser’s investment team’s extensive network of relationships with other sophisticated institutions to source, evaluate and, as appropriate, partner with on transactions.

Portfolio Construction

As previously announced, on November 8, 2024, the Company acquired a portfolio of assets that was comprised of primarily senior secured loans to 33 borrowers. Such portfolio of loans had a weighted average coupon of 9.82% and weighted average maturity of 4.6 years as of the acquisition date. Investments were primarily comprised of businesses in the Health Care Providers and Services, Financial Services, Commercial Services and Supplies, Insurance, and Consumer Services industries.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willow Tree Capital Corporation

Date: December 27, 2024	By:	/s/ Mark Klingensmith
Name: Mark Klingensmith
Title: Chief Financial Officer